Exhibit 99.1

Rene J. Robichaud President & CEO Thomas J. Depenbrock Vice President - Finance, Treasurer & CFO Linda A. Pleiman Director - Investor Relations and Corporate Communications

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Profile Company Description Products - Seamless and welded tubular products - Oil country country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades

Company Description Profile Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Low net debt Improving financial performance Substantial operating leverage $10 per ton change = $0.25 - $0.30 per share Company Description

Product Mix Seamless Welded East 53 47 Welded 47% Seamless 53% First Quarter 2004 Sales: $84.5 million OCTG Line Pipe Other East 89 7 4 OCTG 89% Line Pipe 7% Other 4% OCTG Company Description

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings SEAMLESS WELDED Alloy Carbon API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

Q1 2004 OCTG Market Share* Significant share of domestic shipments Source: Preston Pipe & Tube and Company estimates *Excludes imports Company Description Seamless Tubular Products NS Group All other East 22 78 22% of welded casing Welded Tubular Products

Selected End-users Anadarko Apache BP Chesapeake El Paso Company Description Encana (Tom Brown) EOG ExxonMobil Newfield Winchester

Balance Sheet March 31, (dollars in millions) 2004 Cash and investments $ 1 $50 million credit facility $ 11 Shareholders' equity $ 94 Net debt to total capitalization 9.6% Shares outstanding (in millions) 20.9 Company Description

Well Positioned Strong revenue profile Long standing customer relationships Excellent customer service: - high on-time delivery % - quality = low claims rate Significant share of domestic OCTG shipments in our size range Low cost structure Variable cost reductions Manufacturing fixed cost reductions SG&A reductions Interest and taxes Well positioned for 2004 and beyond Company Description

2004 Outlook Demand Supply Price Steel Coil Demand strong and steady - GDP growth Supply tight - High capacity utilization - Higher imports in 2H04 Prices remain high Up slightly in 3Q OCTG Healthy rig count level Slowly increasing rig count - 1,200 rigs in 2H04 Import share steady - FX, raw materials, freight Domestic mill output steady Low inventories/rig Base price increases in 2Q Natural Gas Strong in 2004 & 2005 - GDP growth - Winter/summer - Costly alternatives Balanced to tight - Storage - U.S. production - Cdn production - LNG Very attractive for E&P Industry Environment

Steel Scrap Prices 1/1/2003 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/1/2004 Feb Mar Apr May Jun Scrap 108 113 121 121 107 107 112 122 129 130 138 161 180 230 252 211 169 165 Source: American Metal Market ($/GT) Industry Environment

Steel Coil Prices Jan- 03 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/4/2004 Feb Mar Apr May Jun Coil 315 280 310 300 260 280 280 280 300 300 310 310 360 410 580 580 580 610 Source: American Metal Market ($/Ton) Industry Environment

Tubular Margin Management Steel Coil Suppliers Tight supply Base price increases Surcharges Delivery reliability E&P steel customers have "thickest" margins today (OCTG pure play) Last to suffer demand destruction? Backward integration is a competitive advantage Industry Environment

Average U.S. Rotary Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 YTD 2004 2004 Est Oil 379 269 128 197 217 137 157 155 172 Gas 564 571 496 720 939 691 872 983 987 Source: Baker Hughes and Company estimates

Average International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 YTD 2004 2004 Est. International 809 754 588 652 745 732 771 832 832

Average OCTG Imports 1998 1999 2000 2001 2002 2003 Q1 2004 All other 0.1 0.09 0.14 0.17 0.13 0.18 0.16 Europe 0.09 0.04 0.12 0.13 0.1 0.08 0.08 Source: Preston Pipe & Tube Report Industry Environment (Supply) Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.25

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 2003 Q1 2004 Inventory 1200 969 1506 1643 1327 1412 1512 Per Rig 1934 1257 1352 1852 1540 1254 1315 Source: Preston Pipe & Tube Report Inventory (tons 000's) Tons per rig Industry Environment

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Low net debt position Substantial upside potential Positive drilling outlook

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